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                                                                  Exhibit (a)(6)


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.
     Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000.
     Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000.
     The table below will help determine the number to give the payer.

---------------------------------------------------------
                                GIVE THE
     FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                NUMBER OF--
---------------------------------------------------------
 1.  An individual's account    The individual
 2.  Two or more individuals    The actual owner of the
     (joint account)            account or, if combined
                                funds, the first
                                individual on the
                                account(1)
 3.  Husband and wife (joint    The actual owner of the
     account)                   account or, if joint
                                funds, either person(1)
 4.  Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)
 5.  Adult and minor (joint     The adult or, if the
     account)                   minor is the only
                                contributor, the minor(3)
 6.  Account in the name of     The ward, minor, or
     guardian or committee for  incompetent person(4)
     a designated ward, minor,
     or incompetent person
 7.  a. the usual revocable     The grantor-trustee(3)
     savings trust account
        (grantor is also
        trustee)
     b. so-called trust         The actual owner(3)
     account that is not a
        legal or valid trust
        under State law
 8.  Sole proprietorship        The owner(5)
     account
---------------------------------------------------------
---------------------------------------------------------
                                GIVE THE EMPLOYER
     FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                NUMBER OF--
---------------------------------------------------------
 9.  A valid trust, estate, or  The legal entity (do not
     pension trust              furnish the identifying
                                number of the personal
                                representative or trustee
                                unless the legal entity
                                itself is not designated
                                in the account title)(3)
10.  Corporate account          The corporation
11.  Religious, charitable, or  The organization
     educational organization
     account
12.  Partnership account held   The partnership
     in the name of the
     partnership
13.  Association, club, or      The organization
     other tax-exempt
     organization
14.  A broker or registered     The broker or nominee
     nominee
15.  Account with the           The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State
     or local government,
     school district, or
     prison) that receives
     agricultural program
     payments
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the Owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

 - A corporation.

 - A financial institution.

 - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

 - The United States or any agency or instrumentalities.

 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.

 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 - An international organization or any agency or instrumentality thereof.

 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under Section 584(a) of the Code.

 - An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made by certain foreign organizations.

 - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

 - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

 - Payments on tax-free covenant bonds under Section 1451 of the Code.

 - Payments made by certain foreign organizations.

 - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the Sections 6041, 6041A, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION --
    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.